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                                                                    EXHIBIT 23.4

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

    We consent to the reference to our firm under the caption 'Experts' and to the use of our report dated February 15, 2001 except for Notes 1 and 14 as to which the date is February 23, 2001, with respect to the consolidated financial statements of MessageMedia, Inc., included in the Proxy Statement that is made a part of the Registration Statement (Form S-4) and related Prospectus of DoubleClick Inc. to be filed on or about June 26, 2001.

                                          /s/ ERNST & YOUNG LLP

Denver, Colorado
June 25, 2001